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                                EXHIBIT (i)

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ICON Funds - Part C                                             Page 109 of 116

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                       Lynch, Brewer, Hoffman & Sands, LLP
                                Attorneys at Law
                         101 Federal Street, 22nd Floor
                        Boston, Massachusetts 02110-1800
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                   Telephone (617) 951-0800 Fax (617) 951-0811

November 27, 2000

ICON Funds
c/o Meridian Investment Management Corporation
12835 East Arapahoe Road, Tower II
Englewood, Colorado  80112

Ladies and Gentlemen:

            As counsel to ICON FUNDS, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the "Shares") representing interests in ICON Materials Fund, ICON Consumer Discretionary Fund, ICON Energy Fund, ICON Financials Fund, ICON Healthcare Fund, ICON Leisure and Consumer Staples Fund, ICON Information Technology Fund, ICON Telecommunication & Utilities Fund, ICON Industrials Fund, ICON Asia Region Fund, ICON South Pacific Region Fund, ICON North Europe Region Fund, ICON South Europe Region Fund, ICON Western Hemisphere Fund and ICON Short-Term Fixed Income Fund (collectively, the "Funds"), the Shares of each of such Funds being a series of the Trust, as more fully described in the Prospectus and Statement of Additional Information in the form contained in the Trust's Registration Statement on Form N-1A, as amended through the date hereof, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

           We have examined the Master Trust Agreement of the Trust, dated September 19, 1996, as amended through the date hereof, the Prospectus and Statement of Additional Information contained in such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.

           Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement, the Prospectus and the Statement of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

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ICON FUNDS
November 27, 2000
Page 2 of 2


          We hereby consent to your filing this opinion as an exhibit to Post Effective Amendment Number 9 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.



Very truly yours,


/s/ Lynch, Brewer, Hoffman & Sands, LLP


LYNCH, BREWER, HOFFMAN & SANDS, LLP